Exhibit 99.2
Caterpillar Inc. (“Caterpillar”, “we” or “our”) is furnishing supplemental information concerning (i) retail sales of machines to end users and (ii) retail sales of power systems (including reciprocating and turbine engines and locomotives) to end users and Original Equipment Manufacturers (“OEMs”). Caterpillar sells the majority of its machinery and power systems to independently owned and operated dealers and OEMs to meet the demands of their customers, the end users. Caterpillar believes that this supplemental information may help readers better understand Caterpillar’s business and the industries it serves, particularly in light of the time delay between Caterpillar’s sales to dealers and dealers’ sales to end users.
In this report, we are providing information by geographic region for retail sales of machines in each of our Resource Industries and Construction Industries reportable segments, as well as information regarding total retail sales of our machines globally. For our Energy & Transportation reportable segment, we are providing retail sales information by major end use.
The information presented in this report is primarily based on unaudited reports that are voluntarily provided to Caterpillar by its independent dealers and which are not subject to Caterpillar’s internal controls over financial reporting. Accordingly, the data collected from such third parties may not be accurate and/or complete. As such, the information presented in this report is intended solely to convey an approximate indication of the trends, direction and magnitude of retail sales and is not intended to be an estimate, approximation or prediction of, or substitute for, Caterpillar’s audited financial statements filed with the U.S. Securities and Exchange Commission. This information is furnished under this report with the U.S. Securities and Exchange Commission. Caterpillar does not undertake to update or adjust prior period information.

Caterpillar Inc. Quarterly Retail Sales Statistics

Total Machines	1st Quarter 2021	4th Quarter 2020	3rd Quarter 2020	2nd Quarter 2020
Asia/Pacific	UP 27%	UP 7%	UNCHANGED	UP 7%
EAME	UP 5%	DOWN 5%	DOWN 13%	DOWN 9%
Latin America	UP 54%	UP 31%	DOWN 17%	DOWN 22%
North America	DOWN 1%	DOWN 9%	DOWN 31%	DOWN 40%
World	UP 13%	DOWN 2%	DOWN 20%	DOWN 23%
Resource Industries	1st Quarter 2021	4th Quarter 2020	3rd Quarter 2020	2nd Quarter 2020
Asia/Pacific	UP 1%	DOWN 18%	DOWN 10%	DOWN 14%
EAME	DOWN 9%	UP 1%	DOWN 13%	UP 21%
Latin America	UP 85%	UP 77%	DOWN 54%	DOWN 18%
North America	DOWN 21%	DOWN 13%	DOWN 46%	DOWN 46%
World	UNCHANGED	DOWN 3%	DOWN 31%	DOWN 21%
Construction Industries	1st Quarter 2021	4th Quarter 2020	3rd Quarter 2020	2nd Quarter 2020
Asia/Pacific	UP 36%	UP 16%	UP 4%	UP 14%
EAME	UP 11%	DOWN 7%	DOWN 13%	DOWN 18%
Latin America	UP 38%	UP 11%	UP 10%	DOWN 25%
North America	UP 5%	DOWN 8%	DOWN 27%	DOWN 38%
World	UP 17%	DOWN 1%	DOWN 15%	DOWN 23%
Reported in constant dollars and based on unit sales as reported primarily by dealers.

Energy & Transportation Retail Sales by industry for the quarter ended as indicated compared with the same period of the prior year:
	1st Quarter 2021	4th Quarter 2020	3rd Quarter 2020	2nd Quarter 2020
Power Gen	UP 7%	DOWN 10%	DOWN 6%	UNCHANGED
Industrial	DOWN 4%	DOWN 31%	DOWN 39%	DOWN 40%
Transportation	DOWN 40%	DOWN 47%	DOWN 15%	DOWN 47%
Oil & Gas	DOWN 9%	DOWN 29%	DOWN 42%	DOWN 18%
Total	DOWN 5%	DOWN 25%	DOWN 27%	DOWN 18%
Reported in constant dollars based on reporting from dealers and direct sales.

Glossary of Terms

Construction Industries: Our Construction Industries segment is primarily responsible for supporting customers using machinery in infrastructure, forestry and building construction. The majority of sales in this segment are made in the heavy and general construction, rental, quarry and aggregates markets and mining. The Construction Industries product portfolio primarily includes the following machines:

· asphalt pavers	· forestry excavators	· small and medium
· backhoe loaders	· motorgraders	track-type tractors
· compactors	· pipelayers	· track-type loaders
· cold planers	· road reclaimers	· wheel excavators
· compact track and	· site prep tractors	· compact, small and
multi-terrain loaders	· skid steer loaders	medium wheel loaders
· mini, small, medium	· telehandlers	· utility vehicles
and large excavators
Effective September 2019, Caterpillar has divested its Forestry product segment. Those products have been removed from the Construction Industries product portfolio where any remaining product Dealer Inventory will be reported in Total Machines as they are depleted.
EAME: Europe, Africa, Commonwealth of Independent States and Middle East
Energy & Transportation: Our Energy & Transportation segment is primarily responsible for supporting customers using reciprocating engines, turbines, diesel-electric locomotives, integrated systems and solutions, and related parts across industries serving oil and gas, power generation, industrial and marine applications as well as rail-related businesses.

Resource Industries: Our Resource Industries segment is primarily responsible for supporting customers using machinery in mining, quarry, waste and material handling applications. The Resource Industries product portfolio primarily includes the following machines:

· electric rope shovels	· longwall miners	· landfill compactors
· draglines	· large wheel loaders	· soil compactors
· hydraulic shovels	· off-highway trucks	· machinery components
· rotary drills	· articulated trucks	· autonomous ready vehicles and
· hard rock vehicles	· wheel tractor scrapers	solutions
· large track-type tractors	· wheel dozers	· select work tools
· large mining trucks
For purposes of this report, retail sales of longwall miners are not included in the information presented above for Resource Industries or Total Machines.

FORWARD-LOOKING STATEMENTS
Certain statements in this report relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) the duration and geographic spread of, business disruptions caused by, and the overall global economic impact of, the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.